                                                                    EXHIBIT 10.1

                           REVOLVING CREDIT AGREEMENT

      THIS REVOLVING CREDIT AGREEMENT, dated as of December 17, 2002, entered into by and among ADVANCED MARKETING SERVICES, INC., a Delaware corporation ("Borrower"); CALIFORNIA BANK & TRUST, a California banking corporation (in such capacity, "CBT"), BANK OF THE WEST, a California banking corporation ("Bank of the West"), and UNION BANK OF CALIFORNIA, N.A., a national banking association ("Union Bank of California"; referred to collectively with CBT and Bank of the West as "Lenders"); and CALIFORNIA BANK & TRUST, a California banking corporation, as agent for the Lenders (in such capacity, "Agent"), with reference to the following

                                R E C I T A L S:

      A. Borrower has requested Lenders to provide a revolving line of credit to be used for working capital and other corporate purposes. Lenders are willing to make available to Borrower, upon the terms and subject to the conditions set forth in this Agreement, the requested revolving line of credit in the maximum amount of $45,000,000.

      B. CBT and Borrower are parties to that certain Revolving Credit Agreement dated as of January 11, 2002, as amended, relating to a secured revolving credit facility originally in the maximum principal amount of $13,000,000 but subsequently increased to $33,000,000 ("Existing CBT Secured Facility"). CBT and Borrower are also parties to that certain Amended and Restated Loan Agreement dated as of July 27, 2000, as amended, relating to a $12,000,000 unsecured revolving credit facility ("Existing CBT Unsecured Facility"; with the Existing Secured Facility, the "Existing CBT Credit Facilities"). The aggregate balance outstanding on the Existing CBT Credit Facilities is evidenced by two promissory notes ("Existing CBT Notes") and has been averaging approximately $30,000,000 outstanding. The parties intend that the Existing CBT Credit Facilities be retired in full upon the initial Funding Date described below.

      THE PARTIES AGREE:

                             ARTICLE 1. DEFINITIONS

      1.1 Captions as Defined Terms. The captions appearing in the balance of this Article 1 will be used as defined terms in this Agreement.

      1.2 Accounts Receivable. All accounts, as that term is defined in Section 9102(a)(2) of the California Commercial Code, presently existing and hereafter arising, including without limitation all accounts receivable, contract rights, chattel paper, and all other forms of obligations owing to Borrower, payable in United States Dollars, arising out of the sale or lease of goods, or the rendition of services, by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties and other security therefor, as well as all merchandise returned to or reclaimed by Borrower, and Borrower's books and records relating to any of the foregoing.

      1.3 Advance. Each separate disbursement of funds by Lenders to Borrower pursuant to this Agreement.

      1.4 Agent. CALIFORNIA BANK & TRUST, a California banking corporation, in its capacity as agent for the Lenders.

      1.5 Agent Fee. A fee to Agent for acting as such, in the amount of one hundred twenty-five thousandths percent (0.125%) of the Loan amount.

      1.6 Agreement. This Revolving Credit Agreement, as the same may from time to time be amended or supplemented.


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
      1.7 Applicable Indebtedness. All obligations of Borrower for secured purchase money obligations, real estate-secured obligations, and unsecured loans or other obligations payable to Lenders or any third-party lenders, and all renewals and extensions of the same, but not including the Loan, or any operating lease commitments, or Borrower's accounts payable, accruals or income tax payable.

      1.8 Borrowing Base Certificate. A certificate in the form attached as Exhibit A.

      1.9 Business Day. Any day other than a Saturday or Sunday, which is not a legal holiday in the State of California and which is not a date on which national banks in the State of California are authorized to close.

      1.10 Change of Law. The adoption, modification or changed interpretation of any Governmental Requirement, or the compliance by any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority.

      1.11 Collateral. The Accounts Receivable and any other personal property of Borrower in which Agent and Lenders are granted a security interest by the Security Agreement.

      1.12 Computation Period. Any period of four (4) prior consecutive fiscal quarters of Borrower (including any fiscal year).

      1.13 Current Assets. At a particular date, all amounts that would, in conformity with GAAP, be included under current assets on a balance sheet of Borrower as of such date; provided, however, that such amounts shall not include any Intangibles.

      1.14 Current Liabilities. At a particular date, all amounts that would, in conformity with GAAP, be included under current liabilities on a balance sheet of Borrower as of such date, but in any event including the amounts of (i) all Indebtedness of Borrower payable on demand or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, (ii) any payments in respect of any Indebtedness of Borrower (whether installment, serial maturity or sinking fund payments or otherwise) required to be made not more than twelve (12) months after such date, (iii) all Indebtedness of Borrower hereunder to Lenders with respect to the Loan, and (iv) to the extent that maintenance of such reserves is required under GAAP, all reserves in respect of liabilities or Indebtedness payable on demand, or at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, the validity of which is contested at such date.

      1.15 Current Ratio. The ratio of Current Assets to Current Liabilities.

      1.16 EBITDA. For any referenced Computation Period, the aggregate earnings of Borrower before interest, income and franchise taxes, amortization and depreciation for the Computation Period, excluding extraordinary items, each as determined in accordance with GAAP.

      1.17 Eligible Accounts Receivable. All domestic Accounts Receivable that are less than ninety (90) days past due from the payment due date of the applicable invoice.

      1.18 Event of Default. Any event described in Paragraph 5.1 of this Agreement.

      1.19 Federal Funds Rate. For any day, the rate per annum set forth in the weekly statistical release designated as H.15 (519), or any successor publication, published by the Federal Reserve Board for such day opposite the caption "Federal Funds (Effective)."

      1.20 Financial Statements. With respect to any quarterly or annual accounting period for any Person, statements of income, shareholders' equity and cash flows of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP.


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
      1.21 Funding Date. The date on which Lenders make an Advance hereunder.

      1.22 GAAP. Generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied.

      1.23 Governmental Authority. The United States, the State of California, the County of San Diego and any other political subdivision therein, and any agency, department, commission, board, bureau or instrumentality of any of them.

      1.24 Governmental Requirements. Any law, ordinance, order, rule, regulation or requirement of a Governmental Authority.

      1.25 Indebtedness. The Loan and all other loans and advances to Borrower (including those made hereunder), whether by Lenders or by a third-party lender, and debts, liabilities, obligations, covenants and duties of Borrower, whether now or hereafter made, incurred, covenanted or created, whether voluntary or involuntary, and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, regardless of whether Borrower may be liable individually or jointly with others, or whether recovery upon any of the same may be or hereafter become barred by any statute of limitations, and whether any of the same may be or hereafter become otherwise unenforceable. The term "Indebtedness" also includes all renewals and extensions of any and all such loans, advances, debts, obligations and liabilities.

      1.26 Intangibles. At a particular date, all assets of Borrower, determined at such date, that would be classified as intangible assets in accordance with GAAP, but in any event including, without limitation, unamortized debt discount and expense, unamortized organization and reorganization expense, costs in excess of the net asset value of acquired companies, patents, trade or service marks, franchises, trade names, goodwill and the amount of any write-up in the book value of any assets resulting from any revaluation thereof after the Funding Date.

      1.27 Lender's Commitment. With respect to any Lender at any time, such Lender's Proportionate Share of the Total Commitment at that time. The Lenders' Commitments as of the date of this Agreement are as follows:

                 CBT                                $25,000,000
                 Bank of the West                   $10,000,000
                 Union Bank of California           $10,000,000

      1.28 Leverage Ratio. The ratio of Total Liabilities to Tangible Net Worth.

      1.29 LIBOR-Based Interest Period. A period of one (1), three (3), six (6), nine (9) or twelve (12) months, as specified by Borrower for any LIBOR-Based Portion pursuant to Paragraph 3 of the Note.

      1.30 LIBOR-Based Applicable Margin. The per annum margin which is used in determining the LIBOR-Based Rate for any LIBOR-Based Portion. The LIBOR-Based Margin shall be determined based on the trailing twelve months' EBITDA as reflected in the most recent Financial Statements submitted by Borrower in accordance with clause (ii) of Subparagraph 4.13(a), and shall be as follows:


          RATIO OF SENIOR DEBT TO EBITDA                LIBOR-BASED MARGIN
              > (or equal to) 1.80:1                     200 basis points

      > (or equal to)1.40:1 and < 1.80:1                 180 basis points

      > (or equal to)1.00:1 and < 1.40:1                 160 basis points

                     < 1.00:1                            150 basis points


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
      1.31 LIBOR-Based Portions. Portions of the Loan, each of which shall be in the minimum amount of $2,000,000, for which interest accrues at the LIBOR-Based Rate during the applicable LIBOR-Based Interest Period.

      1.32 LIBOR-Based Rate. The rate per annum defined as such in the Note.

      1.33 Lien. With respect to any property, any security interest, mortgage, pledge, lien, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

      1.34 Loan. Up to Forty-Five Million Dollars ($45,000,000), subject to the terms of this Agreement and the other Loan Documents.

      1.35 Loan Documents. This Agreement, the Note, the Security Agreement and any other documents delivered by Borrower pursuant hereto.

      1.36 Loan Fee. A fee for the Loan in the amount of one hundred twenty-five thousandths percent (0.125%) of the Loan amount, which shall be allocated among the Lenders in accordance with their respective Proportionate Shares.

      1.37 Long-Term Liabilities. At a particular date, all amounts that would, in conformity with GAAP, be included under liabilities on a balance sheet of Borrower as of such date, but excluding Current Liabilities.

      1.38 Margin Stock. Margin stock as defined in Regulation U issued by the Federal Reserve Board, as amended from time to time, and any successor regulation thereto.

      1.39 Material Adverse Effect. A material adverse effect on (i) the business, assets, operations, or financial or other condition of Borrower, without regard to general economic conditions or conditions generally applicable in the business in which Borrower is involved; (ii) the ability of Borrower to pay or perform its obligations in accordance with the terms of this Agreement and the other Loan Documents; (iii) the rights and remedies of Agent or any Lender under this Agreement, the other Loan Documents or any related document, instrument or agreement; or (iv) the value of the Collateral, Agent's or any Lender's security interest in the Collateral or the perfection or priority of such security interests.

      1.40 Maturity Date. December 31, 2005.

      1.41 Note. The promissory note of even date herewith signed and delivered by Borrower in favor of Agent and Lenders, in original principal amount of Forty-Five Million Dollars ($45,000,000).

      1.42 Person. Any individual, general partnership, limited partnership, limited liability company, joint venture, trust, estate, corporation, association or other entity.

      1.43 PGW. Borrower's indirect subsidiary PUBLISHERS GROUP WEST INCORPORATED, a California corporation.

      1.44 PGW Guaranty. A guaranty agreement made by PGW

      1.45 PGW Security Agreement. The Security Agreement made by PGW in favor of Agent and Lenders, as security for the PGW Guaranty, granting Agent and Lenders a security interest in the collateral described therein.

      1.46 Prime Rate. The "California Bank & Trust Prime Rate" as announced from time to time by CBT. In the event CBT should cease to announce a California Bank & Trust Prime Rate, the Prime Rate shall be the "Prime Rate" as published from time to time in the Western edition of the Wall Street Journal, and if a range of rates or more than one such rate is published, the Prime Rate shall be the highest rate so published.


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
      1.47 Proportionate Share. With respect to each Lender, the following percentage:

                           CBT                              55.5555555556%
                           Bank of the West                 22.2222222222%
                           Union Bank of California         22.2222222222%

      1.48 Senior Debt. The Loan.

      1.49 Security Agreement. The Security Agreement made by Borrower in favor of Agent and Lenders, granting Agent and Lenders a security interest in the Collateral.

      1.50 Subordinated Debt. All Long-Term Liabilities that have been subordinated to the Senior Debt by subordination agreements, acceptable to Agent and Lenders in their sole discretion, signed by Borrower and the creditor on the Subordinated Debt.

      1.51 Tangible Net Worth. Borrower's book net worth, as established in accordance with GAAP, minus Intangibles but plus Subordinated Debt, if any.

      1.52 Total Liabilities. At a particular date, all Current Liabilities, plus all Long-Term Liabilities that are not Subordinated Debt.

      1.53 Total Commitment. Forty-Five Million Dollars ($45,000,000), i.e., the maximum amount of the Loan.

      1.54 Unused Commitment. At a particular date, the amount of the Total Commitment that has not been disbursed, i.e., the amount that remains available for disbursement to Borrower.

      1.55 Unused Commitment Fee. One-quarter of one percent (0.25%) of the Unused Commitment, determined on the basis of actual elapsed days.

                    ARTICLE 2. TERMS OF THE REVOLVING CREDIT

      2.1 The Loan.

            (a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to lend to Borrower from time to time, such Advances as Borrower may request on two (2) Business Days' prior notice; provided, however, that: (i) the aggregate principal amount of all Advances made by each Lender at any time outstanding shall not exceed such Lender's Commitment; (ii) all Advances shall be made on a pro rata basis by the Lenders in accordance with their respective Proportionate Shares; (iii) the aggregate principal amount outstanding under the Loan at any time shall not exceed eighty percent (80%) of Borrower's Eligible Accounts Receivable; and (iv) the aggregate principal amount outstanding under the Loan shall not exceed the Total Commitment. The Loan is a revolving line of credit, and within the overall maximum principal amount, Borrower may borrow, repay and reborrow at any time or from time to time, from the date hereof until the Maturity Date.

            (b) The Loan shall mature and, except as otherwise set forth herein, all amounts due from Borrower to Lenders hereunder shall be due and payable in full, on the Maturity Date. Borrower acknowledges and agrees that Borrower is and shall be solely responsible for arranging funds necessary to pay Lenders in full on or before the Maturity Date. Borrower expressly acknowledges and agrees that Lenders have not agreed herein to provide long-term funding for Borrower's business.

            (c) Principal outstanding under the Loan shall bear interest at the Prime Rate, as the same may change from time to time; provided, however, that as set forth in the Note, at Borrower's request from time to time specified portions of the Loan (each, a "Portion") shall bear interest at the LIBOR-Based Rate during any LIBOR-Based Interest Period. Upon expiration of the LIBOR-Based Interest Period, the applicable Portion shall thereafter bear interest at the Prime Rate, unless and except to the extent that Borrower has established another LIBOR-Based Portion in accordance with Paragraph 3 of the Note.

            (d) Notwithstanding anything herein or in the Note to the contrary, if after the date of this Agreement, any Change of Law shall make it unlawful or impossible for any Lender to make or maintain any LIBOR-Based Portions, such Lender shall immediately notify Agent and Borrower of such Change of Law. After any Lender notifies Agent and Borrower of such a Change of Law and until it is no longer unlawful or impossible for such Lender to make or maintain a LIBOR-Based Portion, all amounts outstanding payable to such Lender shall bear interest at the Prime Rate.

            (e) Borrower shall make monthly payments of accrued interest in arrears on the first day of each month. Borrower shall make all payments due to each Lender hereunder by payments to Agent at the address specified in Paragraph 7.15, with each payment due to a Lender to be for the account of such Lender. Agent shall promptly disburse to each Lender each payment received by Agent for the account of such Lender.

            (f) Unless Agent has received notice from Borrower at least one Business Day prior to the date on which any payment is due, Agent may assume that Borrower has made or will make the required payment to Agent in full and on time, and Agent may, in reliance upon such assumption, cause to be paid to the Lenders on the payment due date the amount then due such Lenders. If Borrower does not in fact make payment in full to Agent, each Lender shall repay to Agent on demand the amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays the amount to Agent, at (i) the Federal Funds Rate for the first three (3) days, and (ii) the Prime Rate thereafter. A certificate of Agent submitted to any Lender with respect to any amounts owing by such Lender under this Subparagraph shall be conclusive absent manifest error.

            (g) Advances may be requested by Borrower on at least two Business Days prior notice. Requests may be made orally if confirmed in writing the day of the request. All communications, instructions, or directions by telephone or otherwise to Lenders are to be directed to Agent's office shown herein. Any of the following persons currently are authorized to request advances and authorize payments under the lines of credit until Agent receives from Borrower, at Agent's address shown herein, written notice of revocation of their authority:
Michael M. Nicita, President and Chief Executive Officer; Edward J. Leonard, Executive Vice President, Chief Financial Officer and Secretary; Steve Boyle, Vice President and Treasurer; and Derek A. Brown, Cash Manager.

            (h) Each Advance shall be evidenced by endorsements on the Note or by Agent's internal records, including daily computer print-outs.

      2.2 Fees. In consideration of the agreement by Agent and Lenders to make the Loan, upon execution of this Agreement by the parties the Agent Fee shall be due and payable to Agent, and the Loan Fee shall be due and payable to Agent for the benefit of and to be divided among the Lenders in accordance with their respective Proportionate Shares. Borrower shall also reimburse Agent for all reasonable costs of Agent's legal counsel in preparing loan documentation and any other out-of-pocket costs incurred by Agent in connection with the Loan. In addition, beginning January 1, 2003 and continuing on the first day of each calendar quarter thereafter, Borrower shall pay an Unused Commitment Fee calculated based the average amount of the Unused Commitment that existed at any time during the preceding calendar quarter.

      2.3 Borrower's Deliveries Prior to Initial Funding Date. Prior to the initial Funding Date, and as conditions precedent to Lenders' obligation to make the initial Advance, the following shall have been received and approved by Agent, at its sole discretion:

            (a) The Note.

            (b) The Security Agreement.

            (c) The PGW Guaranty.


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
            (d) The PGW Security Agreement.

            (e) The Financial Statements of Borrower.

            (f) A Uniform Commercial Code financing statement for filing in the State of Delaware, naming Borrower as the debtor.

            (g) A Uniform Commercial Code financing statement for filing in the State of California, naming PGW as the debtor.

            (h) Uniform Commercial Code termination statements (appropriately completed and executed) for filing in such jurisdictions as Agent may request to terminate any financing statement evidencing Liens of other Persons in the Collateral which are prior to the Liens granted to Agent in the Security Agreement.

            (i) Uniform Commercial Code search certificates reflecting no other financing statements or filings which evidence Liens of other Persons in the Collateral, except for any such prior Liens for which Agent has received a termination statement pursuant to the preceding Subparagraph.

            (j) The Articles of Incorporation of Borrower and of PGW, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of the applicable jurisdiction of incorporation.

            (k) A Certificate of Good Standing (or comparable certificate) for Borrower and for PGW, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of the applicable jurisdiction of incorporation,

            (l) A certificate of the Secretary or an Assistant Secretary of Borrower, dated the Closing Date, certifying (a) that attached thereto is a true and correct copy of the Bylaws of Borrower as in effect on the Closing Date; (b) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of Borrower and continuing in effect, which authorize the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents executed or to be executed by Borrower and the consummation of the transactions contemplated hereby and thereby; and (c) that there are no proceedings for the dissolution or liquidation of Borrower.

            (m) A certificate of the Secretary or an Assistant Secretary of Borrower, dated the Closing Date, certifying the incumbency, signatures and authority of the officers of Borrower authorized to execute, deliver and perform this Agreement, the other Loan Documents and all other documents, instruments or agreements related thereto executed or to be executed by Borrower.

            (n) A certificate of the Secretary or an Assistant Secretary of PGW, dated the Closing Date, certifying the incumbency, signatures and authority of the officers of PGW authorized to execute, deliver and perform the PGW Guaranty and the PGW Security Agreement and all other documents, instruments or agreements related thereto executed or to be executed by PGW.

            (o) Certificates of Good Standing (or comparable certificates) for Borrower and for PGW, certified as of a recent date prior to the Closing Date by the Secretaries of State (or comparable official) of each state in which Borrower is qualified to do business.

            (p) Such other documentation as Agent may reasonably require.

      2.4 Conditions Precedent to Each Funding Date. Prior to the initial and each other Funding Date, and as conditions precedent to Lenders' obligation to make the requested Advance, the following shall have been received and approved by agent, at its sole discretion:

            (a) Evidence satisfactory to Agent that except for the Loan, Borrower is not and will not become obligated for more than $10,000,000 in the aggregate for Applicable Indebtedness.

            (b) Evidence satisfactory to Agent that there are no Liens of other Persons in any of Borrower's real or personal property, except the Lien of Agent and Lenders under the Security Agreement on Borrower's Accounts Receivable, and subject to the limitation of Subparagraph 2.4(a) above, Liens securing (i) purchase money Indebtedness incurred in the purchase of real and personal property in the ordinary course of Borrower's business so long as each is secured only by the property purchased, and (ii) obligations constituting Indebtedness under GAAP arising under capitalized leases entered into in the ordinary course of Borrower's business.

            (c) Evidence satisfactory to Agent that all of Borrower's representations and warranties herein remain true and correct in all material respects.

            (d) Evidence satisfactory to Agent that there has been no material adverse change in Borrower's financial condition.

            (e) Evidence satisfactory to Agent that no Event of Default has occurred, and no event or condition has occurred or exists which with notice or the lapse of time or both would constitute an Event of Default.

      2.5 Funding of Advances.

            (a) Each Lender shall, before 11:00 a.m. on the Funding Date, make available to Agent, in same day or immediately available funds, such Lender's Proportionate Share of the Advance. After Agent's receipt of such funds and upon satisfaction of the applicable conditions set forth in Paragraphs 2.3 and 2.4, Agent shall promptly disburse such funds to Borrower in same day or immediately available funds. Unless otherwise directed by Borrower, Agent shall disburse all other proceeds of each Advance by disbursement to the account or accounts specified by Borrower.

            (b) Unless Agent has received prior notice from a Lender that the Lender will not make available to Agent such Lender's Proportionate Share of an Advance, Agent may assume that such Lender has made or will make such portion available to Agent on the date of such Advance in accordance with Subparagraph 2.5(a), and Agent may on such date, in reliance upon such assumption, disburse or otherwise credit to Borrower a corresponding amount. If any Lender does not make the amount of its Proportionate Share of any Advance available to Agent on or prior to the date of such Advance, such Lender shall pay to Agent, on demand, interest which shall accrue on such amount from the date of such Advance until such amount is paid to Agent at rates equal to (i) the daily Federal Funds Rate during the period from the date of such Advance through the third Business Day thereafter, and (ii) the Prime Rate thereafter. A certificate of Agent submitted to any Lender with respect to any amounts owing under this Subparagraph shall be conclusive absent manifest error. If the amount of any Lender's Proportionate Share of any Advance is not paid to Agent by such Lender within three (3) Business Days after the date of Agent's request, Borrower shall repay such amount to Agent, on demand, together with interest thereon, for each day from the date such amount was disbursed to Borrower until the date such amount is repaid to Agent, at the interest rate applicable at the time to the funds comprising such Advance.

            (c) The failure of any Lender to deliver funds to be made by it as part of any Advance shall not relieve any other Lender of its obligation hereunder to deliver its Proportionate Share of such Advance, but no Lender shall be obligated in any way to fund another Lender's Proportional Share or otherwise be in any way responsible for the failure or refusal of any other Lender to deliver funds when and as required hereunder.

      2.6 Initial Advance. The Initial Advance shall include funds sufficient to retire the Existing CBT Credit Facilities in full.

      2.7 Pro Rata Treatment. Except as otherwise provided herein, each Advance and each payment shall be made or shared among the Lenders pro rata according to their respective Proportionate Shares.

      2.8 Purpose. Borrower shall use the proceeds of each Advance for Borrower's working capital and other corporate purposes.

              ARTICLE 3. REPRESENTATIONS AND WARRANTIES BY BORROWER

      As a material inducement to Agent and Lenders to enter into this Agreement and to make the Loan to Borrower, Borrower hereby unconditionally makes the following representations and warranties, which shall be deemed to be continuing representations and warranties so long as any credit hereunder shall be available and until payment in full of the Loan.

      3.1 Due Organization. Borrower is duly organized, validly existing and in good standing under the laws of Delaware, and is qualified to do business and in good standing in the State of California, with full power and authority to consummate the transaction contemplated hereby.

      3.2 Borrower's Powers. Borrower has full power and adequate authority and rights to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each State in which the character of its business makes such qualification necessary, except where failure to do so would not have a Material Adverse Effect. Borrower has full power and authority to sign and enter into the Loan Documents, to undertake and consummate the transactions contemplated thereby, and to pay, perform and observe all of the conditions, covenants, agreements and obligations contained therein.

      3.3 Loan Documents Authorized. The execution, delivery and performance by Borrower of and under the Loan Documents have been duly authorized by all necessary corporate action, and do not require the consent or approval of any governmental body or other regulatory authority. The Loan Documents are the valid and binding obligations of Borrower, legally enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, debtor relief or other similar laws affecting the enforcement of creditors' rights generally or by equitable principles.

      3.4 No Conflict. The execution, delivery and performance of the Loan Documents by Borrower will not breach or constitute a default under any agreement, indenture, undertaking or other instrument to which Borrower is a party or by which Borrower may be bound or affected.

      3.5 PGW's Powers. PGW is a corporation duly organized and existing in good standing under the laws of the State of California, with full power and adequate authority, and rights to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each State in which the character of its business makes such qualification necessary, except where failure to do so would not have a Material Adverse Effect. PGW has full power and authority to sign and enter into the PGW Guaranty and the PGW Security Agreement, to undertake and consummate the transactions contemplated thereby, and to pay, perform and observe all of the conditions, covenants, agreements and obligations contained therein.

      3.6 PGW Guaranty and Security Agreement Authorized. The execution, delivery and performance by PGW of and under the PGW Guaranty and the PGW Security Agreement have been duly authorized by all necessary corporate action, and do not require the consent or approval of any governmental body or other regulatory authority. The PGW Guaranty and the PGW Security Agreement are the valid and binding obligations of PGW, legally enforceable against PGW in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, debtor relief or other similar laws affecting the enforcement of creditors' rights generally or by equitable principles.

      3.7 Litigation. Except as otherwise disclosed to Agent and Lenders, there is no litigation or other proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of Borrower's assets which, if determined adversely to Borrower, would have a Material Adverse Effect, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

      3.8 No Violation. The consummation of the transaction contemplated by this Agreement, and the payment and performance of all of the obligations set forth in this Agreement, the Note, the Security Agreement and the other Loan Documents, will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, contract, loan or credit agreement, corporate charter, bylaws, partnership agreement, trust agreement, operating agreement or other instrument to which Borrower is a party or by which Borrower or the Collateral may be bound or affected.

      3.9 Financial Statements. All Financial Statements of Borrower delivered to Agent and Lenders are true and correct in all material respects, have been prepared in accordance with GAAP unless otherwise noted therein, and fairly present the financial condition of Borrower as of their respective dates. No Material Adverse Change has occurred in the financial condition of Borrower from that reflected in the Financial Statements, and no additional borrowings have been made by Borrower, other than borrowings approved by Agent, since their respective dates. Borrower understands and acknowledges that there are criminal penalties for giving false financial information to federally insured financial institutions.

      3.10 Title; Possession Under Leases. Borrower owns and has good and marketable title, or a valid leasehold interest in, all of Borrower's properties and assets as reflected in the most recent Financial Statements delivered to Agent (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement since the date of such Financial Statements) and all assets and properties acquired by Borrower since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this Agreement). Borrower has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect. Borrower enjoys peaceful and undisturbed possession under each such lease.

      3.11 No Agreement to Sell Assets or Merge. Borrower has no legal obligation, absolute or contingent, to any Person to sell the assets of Borrower other than in t he ordinary course of Borrower's business, or to effect any merger, consolidation or other reorganization of Borrower or to enter into any agreement to do so.

      3.12 No Prior Security Interests in or Actions Affecting Collateral. Except for the security interest in the Accounts Receivable granted to CBT in connection with the Existing CBT Secured Facility, there are no current security interests outstanding or perfected against any of Borrower's Accounts Receivable, inventory or other assets. Without limiting the generality of the foregoing, Borrower specifically represents and warrants that during the past thirty (30) days, Borrower has not granted any security interests in any inventory, or accepted any inventory subject to any such existing security interest, as to which perfection by UCC filing has not yet occurred. There has in the past twelve (12) months been no levy against any of the Collateral.

      3.13 Margin Stock. Borrower owns no Margin Stock which, in the aggregate, would constitute a substantial part of the assets of Borrower, and no proceeds of any Advance will be used to purchase or carry, directly or indirectly, any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock.

      3.14 Taxes. Borrower has filed all required Federal, State and local tax returns and has paid all taxes due and payable. Borrower knows of no basis for additional material assessments with respect to any taxes.

      3.15 Broker's Fees. Borrower has not dealt with any person or entity who is or may be entitled to any brokerage commission, finder's fee, loan commission or other sum in connection with signing and entering into this Agreement, the consummation of the transaction contemplated hereby or the making of the Loan by Lenders to Borrower, and Borrower hereby agrees to indemnify, defend and hold Agent and Lenders harmless from and against any and all losses, costs, liabilities and expenses, including attorneys' fees, that Agent and Lenders may suffer or sustain should such representation or warranty prove to be inaccurate in whole or in part.

      3.16 Catastrophic Events. Neither Borrower nor any of its properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that is reasonably likely to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Borrower is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of Borrower, jurisdictional disputes or organizing activities occurring or threatened which alone or in the aggregate are reasonably likely to have a Material Adverse Effect.

      3.17 No Material Adverse Effect. No event has occurred and no condition exists which is reasonably likely to have a Material Adverse Effect.

      3.18 Accuracy. All reports, documents, instruments, information and forms of evidence delivered to Agent and Lenders concerning the Loan or required by this Agreement or any of the other Loan Documents are accurate, correct and sufficiently complete to give Agent and Lenders true and accurate knowledge of their subject matter, and do not contain any untrue statement of a material fact or omit any material fact necessary to make the same not misleading in light of the circumstances under which they were made.

      3.19 Nature of Representations and Warranties. Borrower certifies to Agent and Lenders that all representations and warranties made in this Agreement and all other Loan Documents are true and correct in all material respects and do not contain any untrue statement of a material fact or omit any material fact necessary to make such representations and warranties not misleading in light of the circumstances under which they were made. Any such representations and warranties shall remain true and correct in all material respects and shall survive so long as any of Borrower's obligations under this Agreement have not been satisfied or the Loan or any part thereof remains outstanding, and for any applicable statute of limitations period thereafter. Each representation and warranty made in this Agreement, in any other Loan Documents, and in any other document delivered to Agent and Lenders by Borrower shall be deemed to have been relied upon by Agent and Lenders, notwithstanding any investigation, inspection or inquiry theretofore or thereafter made by or on behalf of Agent and Lenders, or any disbursement made by Lenders related thereto. The representations and warranties contained in this Agreement which are made to the best knowledge of Borrower have been made after diligent inquiry calculated to ascertain the truth and accuracy of the subject matter of each such representation and warranty.

                        ARTICLE 4. COVENANTS OF BORROWER

      Borrower covenants and agrees that so long as any credit hereunder shall be available and until payment in full of the Loan, unless Agent and Lenders shall otherwise consent in writing:

      4.1 Litigation. Borrower shall promptly inform Agent and Lenders in writing of (i) all material adverse changes in Borrower's or PGW's financial condition; and (ii) all litigation and claims and all threatened litigation and claims affecting Borrower or PGW which could have a Material Adverse Effect on the financial condition of Borrower or PGW.

      4.2 Maintain Records. Borrower shall keep and maintain full and accurate accounts and records of its operations according to GAAP and customary practices for Borrower's type of business.

      4.3 Taxes. Borrower shall pay and discharge all lawful claims, including taxes, assessments and governmental charges or levies, imposed upon Borrower, Borrower's income or profits and upon all properties belonging to Borrower, before the date upon which penalties attach thereto, except where the failure to do so would not have a Material Adverse Effect.

      4.4 Inspections. Borrower shall permit any Person designated by any Agent (including, on verbal approval by Agent, a Person designated by a Lender), upon reasonable notice and during normal business hours, to visit and inspect any of the properties and offices of Borrower, to conduct audits of any or all of the Collateral, to examine the books and records of Borrower and make copies thereof and to discuss the affairs, finances and business of Borrower with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as Agent may reasonably request. Borrower shall be responsible for reasonable costs of any such Collateral audits or inspections.

      4.5 Insurance. Borrower shall maintain insurance with responsible insurance carriers against such risks and in such amounts as is customarily carried by similar businesses, including, without limitation, fire, public liability, property damage, workers' compensation and interruption of business insurance.

      4.6 Payment of Costs. Borrower shall bear all costs and expenses required to satisfy the terms and conditions of this Agreement, including, without limitation, the reasonable costs and expenses for Agent's counsel in connection with the Loan.

      4.7 Notification of Default. Borrower shall promptly notify Agent and Lenders in writing of the occurrence of any Event of Default as defined in this Agreement, or of any facts then in existence that could become an Event of Default upon the giving of notice or the lapse of time or both.

      4.8 Notification of New Security Interests. Borrower shall notify Agent prior to the grant by Borrower, PGW or any of Borrower's other subsidiaries of any security interests in any inventory owned by Borrower, PGW or any of Borrower's other subsidiaries.

      4.9 Compliance. Borrower shall comply promptly with all governmental requirements applicable to Borrower, and shall cause all conditions in this Agreement to be satisfied at the time and in the manner provided in this Agreement.

      4.10 Use of Proceeds. Borrower shall not use any part of the proceeds of any Advance, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve Borrower, any Lender or Agent in a violation of Regulations G, T, U or X issued by the Federal Reserve Board.

      4.11 General Business Operations. Borrower shall (i) preserve and maintain its corporate existence and all of its rights, privileges and franchises reasonably necessary to the conduct of its business, (ii) conduct its business activities in compliance with all applicable Governmental Requirements, the violation of which is reasonably likely to have a Material Adverse Effect, and
(iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. Borrower shall maintain its chief executive office and principal place of business in the United States and shall not relocate its chief executive office or principal place of business outside of San Diego County, California except upon not less than ninety (90) days prior written notice to Agent.

      4.12 Sale Of Business. Except in the ordinary course of its business as now conducted or as conducted by any business hereafter acquired, Borrower shall not sell any assets, or sell, lease, assign, or transfer any substantial part of Borrower's business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted or as conducted by any business hereafter acquired, including, without limitation, the selling of any property or other asset accompanied by the leasing back of the same.

      4.13 Financial Covenants.

            (a) No later than sixty (60) days after the end of each fiscal quarter and one hundred twenty (120) days after the end of each fiscal year, Borrower shall demonstrate to Agent's reasonable satisfaction that (i) Borrower's Tangible Net Worth is not less than Seventy Million Dollars ($70,000,000), (ii) the ratio of Senior Debt to EBITDA for the Computation Period just ended is not more than 1.85:1, and (iii) Borrower's Current Ratio is not less than 1.00:1.

            (b) Borrower shall, no later than sixty (60) days after the end of each quarter, demonstrate to Agent's reasonable satisfaction a Leverage Ratio that is no more than 3.50:1 for the quarters ending March 31, June 30 and December 31, and 4.00:1 for the quarter ending September 30.

            (c) Borrower shall, no later than forty-five (45) days after the end of each quarter, demonstrate to Agent's reasonable satisfaction that the total principal outstanding on the Loan does not exceed eighty percent (80%) of the Eligible Accounts Receivable.

            (d) Borrower shall, no later than sixty (60) days after the end of each quarter, demonstrate to Agent's reasonable satisfaction, using the interim Borrower-certified Financial Statements and Form 10-Q filing described in Paragraph 4.14, that Borrower has not operated at an after-tax loss for the two preceding consecutive calendar quarters.

            (e) Borrower shall, no later than one hundred twenty (120) days after the end of each fiscal year, demonstrate to Agent's reasonable satisfaction, using the audited Financial Statements for Borrower described in Paragraph 4.14, that Borrower has not operated at an after-tax loss for the preceding fiscal year.

            (f) Without the prior consent of Agent, Borrower shall not at any time during the term of the Loan be or become obligated for more than $10,000,000 in the aggregate for Applicable Indebtedness.

      4.14 Financial Reporting. Borrower shall deliver to Agent and Lenders: (i) within one hundred twenty (120) days after the end of each fiscal year, audited Financial Statements for Borrower; (ii) within sixty (60) days after the end of each fiscal quarter, interim Borrower-certified Financial Statements of Borrower and Borrower's Form 10-Q filing; (iii) within forty-five (45) days after the end of each fiscal quarter, aging summaries of Borrower's Accounts Receivable and accounts payable; (iv) within forty-five (45) days after the end of each fiscal quarter, a Borrowing Base Certificate; (v) within forty-five (45) days after request, such interim or periodic financial information regarding Borrower as Agent and Lenders may reasonably require; and (vi) within forty-five (45) days after request by Agent, consolidating statements for PGW. All such Financial Statements and other financial information shall be in a form reasonably acceptable to Agent, and shall be the most recent that has been prepared by or for the subjects thereof. Agent and Lenders may rely thereon until otherwise notified in writing by Borrower, and may, but shall not be obligated to, verify the information contained therein. From time to time, Agent and Lenders may receive financial information about Borrower from others, and may answer questions and requests from others seeking credit and experience information about Borrower and their relationships with Lenders.

                          ARTICLE 5. DEFAULT; REMEDIES

      5.1 Events of Default. Any one or more of the following events shall be an Event of Default:

            (a) Failure of Borrower to pay any installment of principal or interest on the Note or any other monetary obligations as required hereunder or thereunder within ten (10) days after the date due.

            (b) Failure of Borrower to perform any of its obligations under any covenant, condition or agreement set forth in this Agreement, if such failure is not cured within ten (10) days after written notice from Agent (or such longer period as is reasonably determined by Agent to be necessary for completion of the cure, so long as Borrower begins promptly and thereafter diligently continues to cure the failure).

            (c) Failure of Borrower to perform any of its obligations under any covenant, condition or agreement set forth in the Note or any of the other Loan Documents, if such failure is an event of default thereunder and is not cured within the applicable cure period (if any).

            (d) Failure of Borrower to pay, or any default on the payment of, any principal of or any interest on any Indebtedness, or any breach with respect to any term of any evidence of such Indebtedness, or of any loan agreement, mortgage, indenture or other agreement relating thereto, whether or not waived by the note holder or obligee.

            (e) Failure of Borrower to timely demonstrate compliance with the financial covenants of Paragraph 4.13 above.

            (f) Failure of Borrower to comply with any Governmental Requirements within the applicable cure period (if any), if Agent reasonably determines that such failure would have a material adverse effect on Borrower's financial condition or Lenders's security for the Loan.

            (g) Any of Borrower' representations or warranties made herein or any statement or certificate at any time given in writing by Borrower pursuant hereto or in connection herewith shall be false or misleading in any material respect.

            (h) A court having jurisdiction shall enter a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Borrower, or for any substantial part of the properties of any Borrower, or ordering the winding up or liquidation of the affairs of any Borrower; or Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of Borrower, or for any substantial part of the properties of any Borrower, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they come due or shall take any action in furtherance of any of the foregoing.

            (i) The attachment, levy, execution or other judicial seizure of any Collateral provided by Borrower under any of the Loan Documents which is not released, expunged, discharged or dismissed before the earlier of thirty (30) days after such attachment, levy, execution or seizure, or (ii) five (5) days prior to the date of any proposed sale of the assets affected thereby, if Agent reasonably determines that such attachment, levy, execution or other judicial seizure of Collateral would have a material adverse effect on Borrower's financial condition or Lenders's security for the Loan.

      5.2 Remedies Upon Default. Upon the occurrence of an Event of Default, Agent may at its option, without demand, presentment or notice, all of which hereby are expressly waived, exercise one or more of the following remedies:

            (a) Terminate all credit hereunder and all obligations of Lenders to make any further Advances hereunder.

            (b) Declare the Note and all other sums owing to Lenders with respect to the other Loan Documents to be immediately due and payable, whereupon the same shall be due and payable in full.

            (c) Exercise its remedies under the Security Agreement and/or the other Loan Documents.

            (d) Exercise any and all other rights and remedies as it shall deem appropriate at law, in equity, or otherwise.

      5.3 Repayment of Funds Advanced. If Agent or any Lender spends its funds in exercising or enforcing any of its rights or remedies under the Loan Documents, the amount of funds spent shall be payable to Agent or such Lender upon demand, together with interest at the rate applicable to the principal balance of the Note, from the date such funds were spent until repaid.

      5.4 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with the prior reasonable consent of Agent but without prior notice to or consent of Borrower (any such notice and consent being expressly waived by Borrower to the extent permitted by applicable law), upon the occurrence and during the continuance of an Event of Default, to setoff and apply any amount owing from such Lender to Borrower against the amounts due from Borrower to such Lender. The right of setoff may be exercised by such Lender against Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Borrower or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff may not have been exercised by such Lender at any prior time. Each Lender agrees promptly to notify Borrower after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

      5.5 Remedies Cumulative. Agent shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not stop or prevent Bank from pursuing any further remedy which it may have hereunder or by law.

      5.6 Waiver of Trial By Jury. EACH OF BORROWER, LENDERS AND AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT.

      5.7 Application Of Proceeds. Any money collected by Agent pursuant to this Article (whether by means of voluntary payment, foreclosure or otherwise) shall be promptly applied as follows unless otherwise required by provision of applicable law:

            (a) First, to the payment of all expenses incurred by Agent and Lenders under this Agreement and in enforcing their rights hereunder, including, without limitation, all costs and expenses of collection, attorneys' fees, court costs and foreclosure expenses.

            (b) Next, to the payment of all principal and accrued interest on the Note.

            (c) Next, to the payment of any other amounts owed by Borrower to Agent or Lenders under this Agreement or the other Loan Documents.

            (d) Next, to Borrower.

                ARTICLE 6. THE AGENT AND RELATIONS AMONG LENDERS

      6.1 Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes Agent to act as its agent hereunder and under the other Loan Documents with such powers as are expressly delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Loan Document, be a trustee for any Lender or have any fiduciary duty to any Lender. Notwithstanding anything to the contrary contained herein Agent shall not be required to take any action which is contrary to this Agreement or any other Loan Document or any applicable Governmental Requirements. Neither Agent nor any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by Borrower contained in this Agreement or in any other Loan Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure by Borrower to perform its obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Agent nor any of its directors, officers, employees, agents or advisors shall be responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, Agent shall take such action with respect to the Loan Documents (including without limitation acting on any requests for covenant waivers) as shall be directed by the Lenders.

      6.2 Reliance by Agent. Agent shall be entitled to rely upon any certificate, notice or other document (including any electronic mail or facsimile) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent with reasonable care. As to any other matters not expressly provided for by this Agreement, Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Lenders and shall in all cases be fully protected by the Lenders in acting, or in refraining from acting, hereunder or under any other Loan Document in accordance with the instructions of the Lenders, and such instructions of the Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

      6.3 Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless Agent has received a written notice from a Lender or Borrower, referring to this Agreement, describing such Default and stating that such notice is a "Notice of Default." If Agent receives such a notice of the occurrence of a Default, Agent shall give prompt notice thereof to the Lenders. Agent shall take such action with respect to such Default as shall be reasonably directed by the Lenders; provided, however, that until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders.

      6.4 Indemnification. Without limiting the obligations of Borrower hereunder, each Lender agrees to indemnify Agent, ratably in accordance with their Proportionate Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise from Agent's gross negligence or willful misconduct. Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The obligations of each Lender under this Paragraph shall survive the payment and performance of the Borrower's obligations, the termination of this Agreement and any Lender ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Lender ceased to be a Lender hereunder).

      6.5 Non-Reliance. Each Lender represents that it has, independently and without reliance on Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of Borrower and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither Agent nor any of its directors, officers, employees, agents or advisors shall (i) be required to keep any Lender informed as to the performance or observance by Borrower of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of Borrower; (ii) have any duty or responsibility to provide any Lender with any credit or other information concerning Borrower which may come into the possession of Agent, except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Agent hereunder; or (iii) be responsible to any Lender for (A) any recital, statement, representation or warranty made by Borrower or any officer, employee or agent of Borrower in this Agreement or in any of the other Loan Documents, (B) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Loan Document, (C) the value or sufficiency of the Collateral or the validity or perfection of any of the liens or security interests intended to be created by the Loan Documents, or (D) any failure by Borrower to perform its obligations under this Agreement or any other Loan Document.

      6.6 Resignation or Removal of Agent. Agent may resign at any time by giving thirty (30) days prior written notice thereof to Borrower and the Lenders; provided, however, CBT shall not resign as Agent without Borrower's consent (which consent shall not be unreasonably withheld) so long as CBT retains a Proportionate Share greater than fifty percent (50%), and provided further that no Event of Default has occurred. In addition, Agent may be removed by the Lenders for gross negligence or default of Agent's duties hereunder. Upon any such resignation or removal, the Lenders shall have the right to appoint a successor Agent, which Agent, if not a Lender, shall be reasonably acceptable to Borrower; provided, however, that Borrower shall have no right to approve a successor Agent if a Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from the duties and obligations thereafter arising hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 6 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      6.7 Authorization. Agent is hereby authorized by the Lenders to execute, deliver and perform, each of the Loan Documents to which Agent is or is intended to be a party and each Lender agrees to be bound by all of the agreements of Agent contained in the Loan Documents.

      6.8 Agent In Its Individual Capacity. Agent may make loans to, accept deposits from and generally engage in any kind of banking or other business with Borrower as though Agent were not Agent hereunder. Agent in its capacity as a Lender shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender, and may exercise the same as though it were not Agent, and the terms "Lender" or "Lenders" shall include Agent in its capacity as a Lender.

      6.9 Assignments. Each Lender may, at any time, sell and assign to an affiliate of that Lender, to another Lender or its affiliate, or to another commercial bank or financial institution that is reasonably acceptable to Agent, all or a portion of its rights and obligations under this Agreement and the other Loan Documents, subject to the following terms and conditions:

            (a) The sale and assignment must be in the minimum amount of at least $2,500,000 of the assigning Lender's Commitment, and if less than the entire amount of the assigning Lender's Commitment, must leave the assigning Lender with at least $2,500,000 remaining on that Lender's Commitment.

            (b) The sale and assignment must be reasonably approved in advance by Agent and Borrower (unless an Event of Default exists, in which case Borrower's approval shall not be required).

            (c) The sale and assignment shall be effected through an assignment and assumption agreement signed by the assignor Lender and the assignee, which agreement has been reasonably approved in advance by Agent.

            (d) Agent shall have received a processing and registration fee of $3,500 from the assignor or assigned, as a condition to reflecting the assignment on Agent's books relating to the Loan.

                            ARTICLE 7. MISCELLANEOUS

      7.1 Survival Of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of Advances hereunder, and the execution and delivery of the Note.

      7.2 Indemnity. Borrower hereby agrees to defend, indemnify, protect and hold Agent and Lenders and its directors, officers, employees, partners, attorneys, agents, participants, successors and assigns harmless from and against all losses, damages, liabilities, claims, actions, judgments, costs and attorneys' fees which Agent or any Lender may incur as a direct or indirect consequence of (i) the making of the Loan, except for violations of banking laws or regulations by Agent or any Lender; (ii) Borrower's failure to perform any obligations as and when required by this Agreement or any of the other Loan Documents; (iii) the failure at any time of any of Borrower's representations or warranties to be true and correct in all material respects; (iv) any lien or claim which may be alleged to have arisen on or against the Collateral or any part thereof under the laws of the local or state government or any other governmental or quasi-governmental authority or any liability asserted against Agent or any Lender with respect thereto; (v) any tax attributable to the execution, delivery, filing or recording of the Security Agreement or the Note; or (vi) any act or omission by Borrower or other Person (other than Agent or any Lender or its agents) with respect to the Collateral or any portion thereof. Borrower shall pay immediately upon demand any amounts owing under this indemnity, together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Note. Borrower's duty to defend, indemnify, protect and hold Agent and Lenders harmless shall survive the release and cancellation of the Note.

      7.3 Further Assurances. At Agent's reasonable request and at Borrower's expense, Borrower shall execute, acknowledge and deliver all other instruments and perform all other acts necessary, desirable or proper to carry out the purposes of the Loan Documents or to perfect and preserve any liens created by the Loan Documents.

      7.4 Form of Documents. The form and substance of all documents, instruments and forms of evidence to be delivered to Agent and Lenders under the terms of any of the Loan Documents shall be subject to Agent's approval, and shall not be modified, superseded or terminated in any respect without Agent's prior written approval.

      7.5 Not Assignable. Neither this Agreement nor any rights of Borrower to receive any sums, proceeds or disbursements under this Agreement or under the Note may be assigned, pledged, hypothecated or otherwise encumbered by Borrower, without the prior written consent of Agent and Lenders. Subject to the foregoing restrictions, this Agreement shall inure to the benefit of Agent and Lenders, its successors and assigns, and shall bind Borrower and its permitted heirs, executors, administrators, successors and assigns.

      7.6 Attorneys' Fees. If Agent refers this Agreement or any of the other Loan Documents to an attorney to enforce, construe or defend the same, or as a consequence of any Event of Default as defined in this Agreement, with or without the filing of any legal action or proceeding, Borrower shall pay to Agent, immediately upon demand, the amount of all reasonable attorneys' fees and costs incurred by Agent in connection therewith, together with interest thereon from the date of such demand at the rate of interest applicable to the principal balance of the Note. The reference to "attorneys' fees" in this Paragraph, elsewhere in this Agreement and in all of the other Loan Documents shall include, without limitation, fees charged by Agent for the services furnished by attorneys who are in its employ, at rates not exceeding those that would be charged by outside attorneys for comparable services.

      7.7 Governing Law. The Loan Documents shall be governed by and construed in accordance with the laws of the State of California, except the extent preempted by Federal law. Borrower and all Persons and entities in any manner obligated to Agent and Lenders under the Loan Documents hereby consent to the jurisdiction of any Federal or State court within the State of California and also consent to service of process by any means authorized by California or Federal law.

      7.8 No Third Parties Benefitted. No Person other than Agent and Lenders and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

      7.9 Time of the Essence. Time is hereby declared to be of the essence of this Agreement and of every part of this Agreement.

      7.10 Severability. If any provision of the Loan Documents is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from the Loan Documents, and all remaining parts shall continue in full force as though the invalid, illegal or unenforceable portion had never been part of the Loan Documents.

      7.11 Joint and Several Obligations. The obligations of Borrower shall be the joint and several obligations of all entities comprising Borrower.

      7.12 Gender. When the context and construction so require, all words used in the singular in this Agreement shall be deemed to have been used in the plural, the masculine shall include the feminine and neuter, and vice versa.

      7.13 Failure Or Indulgence Not Waiver. No failure or delay on the part of Agent or any Lender or any holder of the Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement and the Note are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      7.14 Modification. This Agreement may not be amended, waived or modified in any manner without the written consent of Agent and Lenders and Borrower.

      7.15 Notices. Unless otherwise specifically provided herein, all notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly delivered upon confirmed personal delivery, or by Federal Express (or similar reputable express delivery service), or by confirmed facsimile transmission with back-up copy mailed the same day, or as of the second business day after mailing by United States certified mail, return receipt requested, postage prepaid, addressed as follows (until notice of a change thereof served as provided in this Paragraph):

                           Borrower:        Advanced Marketing Services, Inc.
                                            5880 Oberlin Drive, Suite 400
                                            San Diego, California 92121
                                            Attention: Chief Financial Officer
                                            Facsimile: 858-452-2167

                              Agent:        California Bank & Trust
                                            4320 La Jolla Village Drive, Suite 130
                                            San Diego, California 92122
                                            Attention: Metropolitan Corporate Banking
                                            Facsimile: 858-657-9880

                                CBT:        California Bank & Trust
                                            4320 La Jolla Village Drive, Suite 130
                                            San Diego, California 92122
                                            Attention: Metropolitan Corporate Banking
                                            Facsimile: 858-657-9880

                   Bank of the West:        Bank of the West
                                            Agency Services Center
                                            300 S. Grand Avenue, Mail Sort CP5-7
                                            Los Angeles, California 90071
                                            Attention: Ms. Suzi Carlson, Financial Analyst
                                            Facsimile: 213-972-0618

           Union Bank of California:        Union Bank of California
                                            530 B Street, 4th Floor, S-420
                                            San Diego, California.  92101
                                            Attention: Mr. Mark Adelman, Vice President
                                            Facsimile: 619-230-3766

In any case where this Agreement authorizes notices, requests, demands or other communications by Borrower to Agent or any Lender to be made by telephone or facsimile, Agent or any Lender may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by Agent or a Lender is such a person.

      7.16 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      7.17 Paragraph Headings. The various headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretations of this Agreement or any provision hereof.

AGENT:                              CALIFORNIA BANK & TRUST, a California banking corporation


                                    By
                                      ------------------------------------------
                                    Name
                                        ----------------------------------------
                                    Title
                                         ---------------------------------------

                                    By
                                      ------------------------------------------
                                    Name
                                        ----------------------------------------
                                    Title
                                         ---------------------------------------

BORROWER:                           ADVANCED MARKETING SERVICES, INC., a Delaware corporation

                                    By
                                      ------------------------------------------
                                         Michael M. Nicita, President and CEO


                                    By
                                      ------------------------------------------
                                         Edward J. Leonard, Exec. Vice Pres., CFO and Secretary


CBT:                                CALIFORNIA BANK & TRUST, a California banking corporation


                                    By
                                      ------------------------------------------
                                    Name
                                        ----------------------------------------
                                    Title
                                         ---------------------------------------


                                    By
                                      ------------------------------------------
                                    Name
                                        ----------------------------------------
                                    Title
                                         ---------------------------------------

BANK OF THE WEST:                   BANK OF THE WEST, a California banking corporation


                                    By
                                      ------------------------------------------
                                    Name
                                        ----------------------------------------
                                    Title
                                         ---------------------------------------


                                    By
                                      ------------------------------------------
                                    Name
                                        ----------------------------------------
                                    Title
                                         ---------------------------------------


UNION BANK OF CALIFORNIA:           UNION BANK OF CALIFORNIA, N.A.


                                    By
                                      ------------------------------------------
                                    Name
                                        ----------------------------------------
                                    Title
                                         ---------------------------------------


                                    By
                                      ------------------------------------------
                                    Name
                                        ----------------------------------------
                                    Title
                                         ---------------------------------------

                                    EXHIBIT A

                       FORM OF BORROWING BASE CERTIFICATE

                                   [Attached]


                                       1